EXHIBIT 99(f)
                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into effective July 24, 2007, by and between OCM GW Holdings, LLC, a Delaware limited liability company ("Purchaser"), and J. Virgil Waggoner ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller owns beneficially and of record 1,645,152 shares of the Common Stock, par value $0.001 per share (the "Common Stock"), of Crimson Exploration Inc. (the "Company"); and

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller 1,219,819 shares of the Common Stock, and on the date set forth above, Seller has committed to sell, and Purchaser has committed to buy, such shares.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Sale of Stock. Subject to the terms and conditions of this Agreement, and the representations and warranties herein contained, Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, 1,219,819 shares of Common Stock (the "Common Shares") for the consideration hereinafter described. The aggregate purchase price to be paid by Purchaser and received by Seller for the Common Shares shall be $8,500,000.00 (the "Purchase Price") payable in accordance with
Section 2(A).

2.       Closing.

         (A) Closing Date; Payment of Purchase Price. The closing (the "Closing") shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. The date of the Closing shall be the date hereof and shall herein be referred to as the "Closing Date." The Purchase Price shall be payable to Seller at the Closing in the form of wire transfers or other method as may reasonably acceptable to Seller of immediately available funds in the appropriate amount by Purchaser to the account of Seller, written notice of which account shall have been provided to Purchaser.

         (B) Seller's Closing Documents; Purchaser's Closing Documents. Seller shall deliver, or cause to be delivered, to Purchaser at Closing stock certificate(s) for the Common Shares purchased hereunder accompanied by appropriate stock transfer powers duly executed by Seller against delivery of the Purchase Price to Seller. At or prior to Closing Seller shall, in addition, execute and deliver to Purchaser a Certificate of Non-Foreign Status in the Form of Exhibit A and a Form W-9, Request For Taxpayer Identification Number and Certification.

3. Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants and covenants to Seller as of the Closing Date, as follows:

         (A) Purchaser has the relevant entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of Purchaser's obligations hereunder and the consummation of the transactions contemplated herein.


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         (B) (i) Purchaser is an "accredited investor" within the meaning of
Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"); (ii) Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of Purchaser's investment in the Company and it is able financially to bear the risks thereof;
(iii) Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Common Shares to be purchased by Purchaser under this Agreement;
(iv) Purchaser further has had an opportunity to ask questions and receive answers regarding the Common Shares and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access; and (v) the Common Shares being purchased by Purchaser are being acquired for Purchaser's own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

         (C) Purchaser understands that (i) the Common Shares have not been registered under the Securities Act because of their sale in a transaction exempt from the registration requirements of the Securities Act, (ii) the Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and
(iii) the Common Shares bear the appropriate legend required by the Securities Act.

4. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the Closing Date, as follows:

         (A) Seller has valid and marketable title to the Common Shares and has the legal right and power, and all authorizations and approvals required by law or otherwise, to execute this Agreement, to sell, transfer and deliver the Common Shares and to perform his other obligations hereunder.

         (B) Delivery of the Common Shares will pass marketable title to the Common Shares to Purchaser, free and clear of any security interests, claims, liens or other encumbrances whatsoever.

         (C) Seller has taken all actions necessary to authorize the execution and delivery of the Agreement, the performance of Seller's obligations hereunder, and the consummation of the transactions contemplated herein.

         (D) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute (or with due notice or lapse of time or both would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Seller or any of his properties is bound, (ii) result in the violation of any statute, law, order, rule or regulation applicable to Seller of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, or
(iii) require any consent, approval, notification, waiver or other similar action from any third party.

         (E) (i) Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act; (ii) Seller has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the Company and the sale of the Common Shares to Purchaser under this Agreement; and (iii) Seller has had an opportunity to ask questions and receive answers regarding the Company and to obtain additional information necessary to verify any information furnished to Seller or to which Seller had access.

5.       Acknowledgements by Seller.


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         (A) Seller acknowledges and agrees that Purchaser has informed Seller that Purchaser (i) as of the date hereof owns a majority of the Company's outstanding shares of Series G Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock"), and as a result has exercised the right to elect a majority of the Company's board of directors through majority ownership of the Series G Preferred Stock, and that Purchaser controls a majority of voting power with respect to matters on which the Common Stock is entitled to vote except with respect to elections of directors (in which case Purchaser has the right to elect a majority of such directors as majority holder of the Series G Preferred Stock), and is party to a Shareholders Rights Agreement, dated February 28, 2005, with the Company, and (ii) may be in possession of material non-public information relating to the Company (including financial projections, future capital expenditures, acquisitions, financings or other transactions, production volumes, reserves, current and future projects and business strategy) and that it is not at liberty to disclose such information, and has not disclosed and will not disclose any such information, and Seller acknowledges such non-disclosure.

         (B) Seller hereby irrevocably and unconditionally waives and releases Purchaser and its affiliates and their respective officers, directors, members, managers, equityholders, agents, attorneys and employees from all claims that Seller might have (whether for damages, recission or any other relief) based on Purchaser's possession or non-disclosure of material, non-public information as contemplated in Section 5(A). Seller represents and warrants that he has not and will not solicit or encourage, directly or indirectly, any other person to assert such a claim, and Seller confirms that he understands the significance of the foregoing waiver.

6.       Miscellaneous.

         (A) Survival. Except as otherwise set forth herein, the representations, warranties, covenants, acknowledgements and obligations of the parties hereto contained in this Agreement shall survive the Closing.

         (B) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

         (C) Amendment; Waiver. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the parties hereto.

         (D) Notices. Any notice or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

             (i) If to Purchaser:

                  c/o Oaktree Capital Management, LLC
                  333 South Grand Avenue, 28th Floor
                  Los Angeles, California 90071
                  Attention: B. James Ford
                  Telecopier: (213) 830-6394


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             (ii) If to Seller, at the address set forth on the signature page hereto.

         (E) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

         (F) No Third Party Beneficiaries. Except as otherwise set forth in this Agreement, all representations, warranties, covenants, acknowledgements and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person not a party to this Agreement.

         (G) Representations and Warranties Exclusive. ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE, AND ARE GIVEN IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. Each of Seller and Purchaser acknowledge that no other representations or warranties, express or implied, have been made with respect to the Company or the purchase and sale of the Common Shares by the other party hereto or any of their respective officers, directors, employees, agents or affiliates other than as are expressly set forth in this Agreement, and that neither Seller nor Purchaser is relying on any representations or warranties, express or implied, not expressly set forth in this Agreement.

         (H) Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

         (I) Descriptive Headings. The section and subsection headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         (J) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Execution and delivery of a counterpart hereof by facsimile or electronic transmission (.pdf) shall be effective as execution and delivery of a manually executed and delivered counterpart hereof.

         (K) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         (L) Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement's purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.


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         (M) Joinder of Spouses. The spouse of Seller has joined in the execution and delivery of this Agreement for the express purpose of binding her community property interests, if any, in the Common Shares.

(SIGNATURE PAGES FOLLOW)



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(PURCHASE AGREEMENT

SIGNATURE PAGE)



         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first written above.


                               PURCHASER:

                               OCM GW HOLDINGS, LLC

                               By: OCM Principal Opportunities Fund III, L.P., its managing member

                               By: OCM Principal Opportunities Fund III GP, LLC, its general partner

                               By: Oaktree Fund GP I, L.P. its managing member



                                     By:  /s/ B. James Ford
                                        ----------------------------------------
                                   Name:  B. James Ford/Managing Director
                                  Title:  Authorized Signatory

                                     By:  /s/ Adam Pierce
                                        ----------------------------------------
                                   Name:  Adam Pierce/Assistant Vice President
                                  Title:  Authorized Signatory

(PURCHASE AGREEMENT

SIGNATURE PAGE)


                               SELLER:


                                       /s/ J. Virgil Waggoner
                                     -------------------------------------------

                                       J. Virgil Waggoner, individually
                                       6605 Cypresswood Drive, Suite 250
                                       Spring, Texas 77379

                                       /s/ Mrs. J. Virgil Waggoner
                                     -------------------------------------------
                                       [Spouse]